EXHIBIT 32

HARDINGE INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hardinge Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard L. Simons, Chairman, President and Chief Executive Officer of the Company and I, Douglas J. Malone, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard L. Simons
Richard L. Simons
President and Chief Executive Officer
May 8, 2015

/s/ Douglas J. Malone
Douglas J. Malone
Vice President and Chief Financial Officer
(Principal Financial Officer)
May 8, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Hardinge Inc. and will be retained by Hardinge Inc. and furnished to the Securities and Exchange Commission or its staff upon request.